Exhibit 10(dd)

THE FIRST NATIONAL BANK OF BOSTON

BONUS SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

1.	Purpose and Effective Date.

The purpose of this Plan is to provide an arrangement whereby eligible executives can be compensated for the reduction in retirement benefits that would otherwise be incurred by such executive as a result of the exclusion of bonus payments in the calculation of retirement benefits under the Retirement Plan. The Plan is effective January 1, 1989.

2.	Definitions.

(a) “Plan” means The First National. Bank of Boston Bonus Supplemental Employee Retirement Plan as set forth herein and as from time to time amended.

(b) “Employer” means The First National Bank of Boston and such of its affiliates which participate in the Plan.

(c) “Committee” means the Compensation Committee of the Board of Directors of the Bank.

(d) “Corporation” means Bank of Boston Corporation.

(e) “Bank” means The First National Bank of Boston.

(f) “Participant” means an executive who participates in the Plan.

(g) “Bonus” means, for any calendar year, such amount or amounts as are payable whether actually paid or deferred, to a Participant under any incentive award or bonus program provided by the Employer that the Committee designates prior to the start of such calendar year.

(h) “Retirement Plan” means the Retirement Plan of The First National Bank of Boston and Certain Affiliated Companies.

(i) “Interest Rate” means the earnings equivalent rate at which Cash Balance Accounts are periodically increased under the Retirement Plan.

(j) “Code” means the Internal Revenue Code of 1986 as amended from time to time.

(k) “Change of Control” means the occurrence of any of the following events:

(i) a Bank Holding Company Act Control Acquisition,

(ii) a Twenty Percent Stock Acquisition,

(iii) an Unusual Board Change, or

(iv) a Securities Law Change of Control, unless, in the case of an event specified in item (i), (ii) or (iii), a majority of the Continuing Directors shall determine, not later than 10 days after the Corporation knows or can reasonably be expected to know of the event, that the event shall not constitute a Change of Control for purposes of this Plan. A majority of the Continuing Directors may at any time prior to the expiration of such 10-day period (or prior to the expiration of any extension of such period pursuant to this sentence) extend such period or impose such time and other limitations on their determination as they may consider appropriate, and at any time may revoke their determination made in accordance with the preceding sentence that an event did not constitute a Change of Control for purposes of this Plan. A determination by a majority of the Continuing Directors that an event did not constitute a Change of Control under item (i), (ii) or (iii) shall not be deemed to apply to any other event, however closely related.

(l) “Bank Holding Company Act Control Acquisition” means an acquisition of control of the Corporation as defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, or any similar successor provision, as in effect at the time of the acquisition.

(m) “Continuing Director” means any director (i) who has continuously been a member of the Board of Directors of the Corporation since not later than December 31, 1987, or (ii) who is a successor of a Continuing Director as defined in (i) if such successor (and any intervening successor) shall have been recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

(o) “Securities Law Change of Control” means a change in control of the Corporation of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Corporation is then subject to such reporting requirement.

(p) A “Twenty Percent Stock Acquisition” occurs when a “person” (other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any subsidiary of the Corporation, or any “person” organized, appointed or established by the Corporation for or pursuant to any such plan), alone or together with its “affiliates” and its “associates”, becomes the “beneficial owner” of 20% or more of the common stock of the Corporation then outstanding. The terms “person”, “affiliate”, “associate” and “beneficial owner” have the meanings given to them in Section 2 of the Exchange Act and Rules 12b-2, 13d-3 and 13d-5 under the Exchange Act, or any similar successor provision or rule, as in effect at the time when the “person” becomes such a “beneficial owner”. The term “person” includes a group referred to in Rule 13d-5 under the Exchange Act, or any similar successor rule, as in effect when the group becomes such a “beneficial owner”.

(q) An “Unusual Board Change” occurs when Continuing Directors constitute two-thirds or less of the membership of the Board of Directors of the Corporation, whether as the result of a merger, consolidation, sale of assets or other reorganization, a proxy contest, or for any other reason or reasons.

3.	Eligibility.

Such Executive Officers (as that term is defined in Section 6 of the By-Laws of the Bank) of the Bank and such other officers of the Employer as are selected by the Committee shall be eligible to participate in the Plan.

4.	Cash Balance Bonus SERP.

(a)	Cash Balance Bonus Account

The Employer shall maintain one or more accounts (hereinafter called the Cash Balance Bonus Account or Bonus Account) on behalf of each Participant reflecting credits and adjustments as hereinafter set forth. As of April 1 of each calendar year commencing after January 1, 1989, there shall be credited to the Bonus Account of each Participant a credit equal to the Participant’s Bonus earned in the prior calendar year times a percentage factor determined in accordance with the following schedule:

YEARS OF BENEFIT SERVICE	PERCENTAGE
Less than 1 year	0.00%
1 to 2 years	3.25%
3 to 4 years	4.00%
5 to 9 years	5.00%
10 to 14 years	6.00%
15 to 19 years	8.00%
20 to 34 years	11.00%
35 to 39 years	6.00%
40 years or more	0.00%

For purposes of this section, Years of Benefit Service under this Plan shall be equal to Years of Benefit Service credited under the Retirement Plan. If as a result of a Participant’s completion of an additional Year of Benefit Service he becomes eligible during the calendar year for a different percentage factor, he shall be deemed to be entitled to the new percentage commencing at the same time and determined in the same manner as set forth in Section 3.2 of the Retirement Plan.

(b)	Interest.

Interest on the balance standing to a Participant’s Bonus Account as of January 1 will be credited to such Account as of December 31 of such year, prior to the crediting of any Cash Balance Bonus SERP credits for such year. Interest will be credited at the Interest Rate determined under the Retirement Plan.

5.	Prior Plan Bonus Annuity.

Participants shall be eligible for a Prior Plan Bonus Annuity as follows:

The Prior Plan Bonus Annuity is an annual amount, payable in the form of a single life annuity beginning at age 65, equal to 1.75% of an amount determined by aggregating a Participant’s Bonus for the years 1984 through 1988 inclusive, dividing by five (or such fewer number of years as the Participant was eligible during such period for a Bonus) multiplying the quotient by such Participant’s Years of Benefit Service. For purposes of this Section, Years of Benefit Service under this Plan shall be equal to Years of Benefit Service credited under the Retirement Plan except that Years of Benefit Service after December 31, 1988 shall not be taken into account.

The amount determined in the preceding paragraph shall be multiplied by the following factor determined in accordance with the Participant’s termination of employment or death:

IF TERMINATION OF EMPLOYMENT OR DEATH OCCURS ON OR BETWEEN	PERCENTAGE
Through March 30, 1989	0%
March 31, 1989 and March 30, 1990	20%
March 31, 1990 and March 30, 1991	40%
March 31, 1991 and March 30, 1992	60%
March 31, 1992 and March 30, 1993	80%
March 31, 1993 and thereafter	100%

6.	Form and Timing of Benefit Distributions.

(a)	Retirement or Termination of Employment.

Upon a Participant’s retirement or termination of employment (for reasons other than death) after attaining age 55, the Participant shall be entitled to receive the Prior Plan Bonus Annuity (if any) determined in accordance with Section 5, reduced as set forth below, and the balance in his or her Cash Balance Bonus Account determined as of the date benefits commence. If the payment of benefits commences prior to the Participant attaining age 65, the Prior Plan Bonus Annuity shall be automatically reduced to reflect an early commencement date by applying the applicable percentage factor from the following table:

AGE OF PARTICIPANT AT COMMENCEMENT OF BENEFITS	PERCENTAGE FACTOR
65	100%
64.93%
63.87%
62.81%
61.76%
60.71%
59.67%
58.63%
57.59%
56.56%
55.52%

The Prior Plan Bonus Annuity and Cash Balance Bonus Account shall be paid in the same form, on the same dates and over the same period as payment under the Retirement Plan, with the exception that the optional form of payment described in Section 7.4(c) of the Retirement Plan is not available as a distribution option. If the Bonus Account is paid in a form other than a Lump Sum, such Bonus Account shall be converted into an annuity form by applying the same factors and assumptions as provided under Section 4.2 of the Retirement Plan.

(b)	Death.

If the Participant dies prior to the commencement of payment of benefits hereunder, the Participant’s spouse and/or designated beneficiary shall be entitled to receive the following benefits:

(i) Prior Plan Bonus Annuity

The Participant’s spouse, if any, shall be entitled to an annuity equal to the annuity (if any) such spouse would have received in respect of the remainder (if any) of the Participant’s Prior Plan Bonus Annuity had the Participant terminated employment on the day before his death, survived to age 55, begun receiving it in the 50% joint and survivor annuity form described in Section 7.2 of the Retirement Plan (except that if the Participant had at least 20 Years of Vesting Service he shall be deemed instead to have elected a 100% qualified joint and survivor annuity described in Section 7.4 (a)), and died immediately thereafter. Years of Vesting Service under this Plan shall mean the number of Years of Vesting Service credited under the Retirement Plan.

(ii) Cash Balance Bonus Account.

The Participant’s spouse or designated beneficiary shall be entitled to receive the balance of such Participant’s Bonus Account in such form as selected by the Participant’s spouse or designated beneficiary and permitted under the terms of the Retirement Plan.

If the Participant dies after the commencement of benefits hereunder, no death benefit shall be payable hereunder except as provided under a joint and survivor annuity form or other form of benefit selected by the Participant at the time of commencement of benefits prior to his or her death.

7.	Administration of the Plan.

The Committee shall oversee the administration of the Plan by the Bank’s Human Resources Department. The Committee shall have the exclusive power to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant. The Committee shall exercise its discretion under the Plan in such manner as it determines appropriate and may, in its discretion, waive the application of any rule to any Participant. The Committee shall have no responsibility to exercise its discretion in a uniform manner among similarly situated Participants, and no decision with respect to any Participant shall give any other Participant the right to have the same decision applied to him or her.

8.	Nature of Claim for Payments.

Except as herein provided the Employer shall not be required to set aside or segregate any assets of any kind to meet any of its obligations hereunder, and all obligations of the Employer hereunder shall be reflected by book entries only. The Participant shall have no rights on account of this Plan in or to any specific assets of the Employer. Any rights that the Participant may have on account of this Plan shall be those of a general, unsecured creditor of the Employer.

The Bank may establish a trust of which the Bank is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Code (a “grantor trust”), and may from time to time deposit funds in such trust to facilitate payment of the benefits provided under the Plan. In the event the Bank establishes such a grantor trust with respect to the Plan and, at the time of a Change of

Control, such trust (i) has not been terminated or revoked and (ii) is not “fully funded” (as hereinafter defined), the Bank shall within ten days of such Change of Control, or if a majority of the Continuing Directors has determined pursuant to Section 2(k) above that an event does not constitute a Change of Control and subsequently revokes such determination, within 10 days of such revocation, deposit in such grantor trust assets sufficient to cause the trust to be “fully funded” as of the date of the deposit. For purposes of this paragraph, the grantor trust shall be deemed “fully funded” as of any date if, as of that date, the fair market value of the assets held in trust with respect to this Plan is not less than the aggregate present value as of that date of (1) all benefits then in pay status under the Plan (including benefits not yet commenced but in respect of Participants who have retired, died or otherwise terminated employment under circumstances entitling them to such benefits hereunder) plus (2) all benefits that would be payable under the Plan if all other Participants were deemed to have retired or terminated employment (other than by reason of death) under circumstances entitling them to benefits on that date. In applying the preceding sentence, the Bank shall apply such interest, mortality or other assumptions as shall have been specified by the Board of Directors of the Bank prior to the Change of Control. If, prior to the Change of Control, the Bank has deposited in such grantor trust amounts estimated to be sufficient to cause the trust to be “fully funded,” the Bank shall be under no obligation following the Change of Control to deposit additional amounts in trust. If the Board of Directors has not specified the assumptions to be used in funding the grantor trust (and amounts estimated to be sufficient to cause the trust to be “fully funded” have not been deposited), then for purposes of the funding obligations under this paragraph the Bank shall first determine the value of each Prior Plan Bonus Annuity and Bonus Account, then determine the benefits that would be payable in the future in respect of such benefits, and then determine the present value of such benefits by applying (i) as an interest assumption, the Bank’s base rate in effect on the date of the Change of Control, and (ii) as a mortality assumption (to the extent applicable), the mortality assumptions used in determining actuarial equivalency among annuity benefits under the Bank’s defined benefit Retirement Plan as in effect immediately prior to the Change of Control, or if no such plan is then in effect, the mortality assumptions used as of such date by the Pension Benefit Guaranty Corporation in determining the present value of benefits upon plan termination.

In the event a grantor trust is established and, following a Change of Control, the trustee of such trust determines, based on a change in the federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant or a beneficiary, or a closing agreement made under section 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant or a beneficiary, that amounts held by the grantor trust with respect to the Plan would by reason of the existence of such trust be includible in the income of Participants, Prior Plan Bonus Annuities and Bonus Accounts of the affected Participants and beneficiaries, to the extent of the assets held in such trust, shall become payable in the form of lump sum distributions.

9.	Rights Are Non-Assignable.

Neither the Participant nor any beneficiary nor any other person shall have any right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part, which payments are expressly agreed to be non-assignable and non-transferable, whether voluntarily or involuntarily.

10.	Taxes.

If the Employer is required to withhold taxes from payments under the Plan, the amounts payable to Participants shall be reduced by the tax so withheld.

11.	Termination; Amending.

The Plan shall continue in effect until terminated by action of the Board of Directors of the Bank. Upon termination of the Plan, no further benefit shall be accrued hereunder. If, at the time of termination, there is any Participant or beneficiary of a Participant who is or will be entitled to a payment hereunder, the Committee shall elect either (a) to make payments to such Participants or beneficiaries in the normal course as if the Plan had continued in effect, or (b) to pay to such Participants or beneficiaries the balance of the Participant’s payments in single lump-sum payments.

The Committee may at any time and from time to time amend the Plan in any manner; provided, that no such amendment shall reduce the amounts previously credited on behalf of any Participant for periods prior to the date of such amendment, and provided further, that no such Amendment made after a Change of Control shall eliminate or reduce the Bank’s obligation to deposit assets in the grantor trust as described in Section 8 in the event of a Change of Control. The Retirement Plan Committee of the Bank may make nonmaterial changes to the Plan.

12.	Employment Rights.

Nothing in this Plan shall give any Participant any right to be employed or to continue employment by the Employer.

13.	Change of Status.

In the event a Participant ceases to be eligible to participate in the Plan (as determined by the Committee in accordance with Section 3 above) prior to termination of employment or death, the following rules shall apply: (i) the individual shall forthwith cease to accrue service for purposes of determining Years of Benefit Service under Section 5 (relating to the Prior Plan Bonus Annuity); (ii) the individual shall continue to receive interest credits as determined under Section 4(b), but shall not be eligible for any other credits to his or her Bonus Account. The amount of benefit, if any, to which a former Participant shall be entitled upon subsequent determination of employment or death shall be determined in accordance with the generally applicable provisions of the Plan.

14.	Forfeitures.

A Participant shall forfeit any and all benefits provided hereunder if such Participant retires or otherwise terminates employment (other than by reason of death) prior to attaining age 55.

Notwithstanding anything in this Plan to the contrary, any benefits payable to a Participant hereunder may be forfeited, discontinued or reduced prior to a Change of Control, if the Committee determines, in its discretion, based on the advice and recommendation of management, that (i) the Participant has been convicted of a felony, (ii) the Participant has failed to contest a prosecution for a felony, or (iii) the Participant has engaged in willful misconduct or dishonesty, any of which is directly harmful to the business or reputation of the Corporation. Following a Change of Control, a Participant’s benefits may be forfeited, discontinued or reduced only if the Participant has been convicted of a felony or has failed to contest a prosecution for a felony.

FIRST AMENDMENT TO THE FIRST NATIONAL BANK

OF BOSTON BONUS SUPPLEMENTAL EMPLOYEE

RETIREMENT PLAN

The First National Bank of Boston Bonus Supplemental Employee Retirement Plan is hereby amended, effective January 1, 1990, as follows:

1.	Section 3 is hereby amended to read as follows:

“Such key employees of the Employer as are selected by the Committee upon recommendation of senior management shall be eligible to participate in the Plan.”

2.	The following new sentence is hereby added at the end of Section 4(a):

“Individuals who become Participants in the Plan after the effective data hereof will be treated as Participants as of the effective date for purposes of Cash Balance Bonus Account credits and interest credits; provided however, that any amounts to be credited to a Participant’s Cash Balance Bonus Account pursuant to this sentence shall be multiplied by the factor set forth in Section 5(b) determined in accordance with the Participant’s termination of employment or death.”

3.	Section 5 is hereby amended in its entirety to read as follows:

Participants, including individuals who become Participants in the Plan after the effective date hereof, shall be eligible for a Prior Plan Bonus Annuity as follows:

The Prior Plan Bonus Annuity is an annual amount, payable in the form of a single life annuity beginning at age 65, equal to 1.75% of an amount determined by aggregating a Participant’s Bonus, if any, for the years 1984 through 1988 inclusive, dividing the result by five (or such fewer number of years as the Participant was eligible during such period for a Bonus), and multiplying the quotient by such Participant’s Years of Benefit Service. For purposes of this Section, Years of Benefit Service under this Plan shall be equal to Years of Benefit Service credited under the Retirement Plan except that Years of Benefit Service after December 31, 1988 shall not be taken into account.

(a)	For Participants who were eligible to participate in the Plan as of the effective data hereof, the amount determines in the preceding paragraph shall be multiplied by the following factor determined in accordance with the Participant’s termination of employment or death:

IF TERMINATION OF EMPLOYMENT OR DEATH OCCURS	PERCENTAGE
On or before March 30, 1989	0%

Between March 31, 1989 and March 30, 1990 (inclusive)	20%

Between March 31, 1990 and March 30, 1991 (inclusive)	40%

Between March 31, 1991 and March 30, 1992 (inclusive)	60%

Between March 31, 1992 and March 30, 1993 (inclusive)	80%

On or after March 31, 1993	100%

(b)	For Participants who become eligible to participate in the Plan after the effective date hereof, the amount determined above as well as any amounts to be credited to a Participant’s Cash Balance Bonus Account pursuant to the last sentence of Section 4(a) shall be multiplied by the following factor determined in accordance with the Participant’s termination of employment or death:

IF TERMINATION OF EMPLOYMENT OR DEATH OCCURS	PERCENTAGE
On or between the date the Participant becomes eligible to participate in the Plan and the immediately next following March 30th	20%
Between the March 31st immediately following the date the Participant becomes eligible to participate in the Plan and the first March 30th anniversary (inclusive)	20%
Between the first March 31st anniversary and the second March 30th anniversary (inclusive)	40%
Between the second March 31st anniversary and the third March 30th anniversary (inclusive	60%
Between the third March 31st anniversary and the fourth March 30th anniversary (inclusive)	80%
On or after the fourth March 31st anniversary	100%

2

SECOND AMENDMENT TO

THE FIRST NATIONAL BANK OF BOSTON

BONUS SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN

The First National Bank of Boston Bonus Supplemental Employee Retirement Plan, as amended (the “Plan”), is hereby amended, effective as of June 23, 1994 unless otherwise noted, as follows:

1. Section 2(k) is restated in its entirety as follows:

(k) “Change of Control” means the occurrence of any one of the following events:

(i) a Bank Holding Company Act Control Acquisition; or

(ii) a Twenty-five Percent Stock Acquisition; or

(iii) an Unusual Board Change; or

(iv) a Securities Law Change of Control; or

(v) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets (or any transaction having a similar effect).

2. Section 2(m) is restated in its entirety as follows:

(m) “Continuing Director” means any director (i) who has continuously been a member of the Board of Directors of the Corporation since not later than the date of the Plan or (ii) who is a successor of a director described in clause (i), if such successor (and any intervening successor) shall have been recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

3. Section 2(o) is restated in its entirety as follows:

(o) “Securities Law Change of Control” means a change in control of the Corporation of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Corporation is then subject to such reporting requirement, including without limitation a merger or consolidation of the Corporation with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) forty-five percent (45%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of the Corporation or such surviving or parent entity outstanding immediately after such merger or consolidation and which would result in Continuing Directors immediately prior to such merger or consolidation constituting more than two-thirds (2/3) of the membership of the Board of Directors of the Corporation or the board of such surviving or parent entity immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquired twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities.

4. Section 2(p) is restated in its entirety as follows:

(p) A “Twenty-Five Percent Stock Acquisition” occurs when any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding voting securities. “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof: however, a Person shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to a registered offering of such securities in accordance with an agreement with the Corporation, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation. “Beneficial Owner” has the meaning defined in Rule 13d-3 under the Exchange Act.

5. Section is amended by adding a new sentence at the end thereof as follows:

If termination of employment or death occurs on or after a Change of Control, the amount determined above as well as any amounts to be credited to a Participant’s Cash Balance Bonus Account pursuant to the last sentence of Section 4(a) shall be multiplied by 100%.

6. Section 8 is amended by deleting the following text from the second sentence of the second paragraph thereof:

,or if a majority of the Continuing Directors has determined pursuant to Section 2(k) above that an event does not constitute a Change of Control and subsequently revokes such determination, within 10 days of such revocation,

7. Section 11 is amended by restating the second paragraph thereof in its entirety and adding a third paragraph as follows:

The Committee may at any time and from time to time amend the Plan in any manner; provided, that no such amendment by the Committee shall reduce the amounts previously credited on behalf of any Participant for periods prior to the date of such amendment. The Retirement Plan Committee of the Bank may make nonmaterial changes to the Plan.

Notwithstanding the foregoing, no termination or amendment made after a Change of Control shall (i) reduce the amounts previously credited on behalf of any Participant for periods prior to the date of such Change of Control, (ii) eliminate or reduce the obligation to deposit assets in the grantor trust described in Section 8 in the event of a Change of Control, or (iii) eliminate or reduce, with respect to such Change of Control, any such obligations of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation.

2

8. Section 14 is amended by restating the first sentence thereof in its entirety as follows:

A Participant shall forfeit any and all benefits provided hereunder if such Participant retires or otherwise terminates employment (other than by reason of death) prior to the earlier of (i) occurrence of a Change of Control or (ii) attaining age 55.

3

Third Amendment

To The BankBoston, N.A. Bonus

Supplemental Employee Retirement Plan

The BankBoston, N.A. Bonus Supplemental Employee Retirement Plan (formally The First National Bank of Boston Bonus Supplemental Employee Retirement Plan) is hereby amended as follows:

1.	Section 2(a) is hereby restated in its entirety as follows:

(a)	“Plan” means the BankBoston, N.A. Bonus Supplemental Employee Retirement Plan as set forth herein and as from time to time amended.”

2.	Section 2(b) is hereby restated in its entirety as follows:

(b)	“Employer” means BankBoston, N.A. and such of its affiliates which participate in the Plan.

3.	Section 2(d) is hereby restated in its entirety as follows:

(d)	“Corporation” means BankBoston Corporation.

4.	Section 2(e) is hereby restated in its entirety as follows:

(e)	“Bank” means BankBoston, N.A.

5.	Section 2(h) is hereby restated in its entirety as follows:

(h)	“Retirement Plan” means the BankBoston Cash Balance Retirement Plan.

6.	Sections 2(k), 2(1), 2(m), 2(o), 2(p) and 2(q) are hereby deleted in their entirety and Section 2(k) is replaced with the following:

(j)	“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(I)	There is an acquisition of control of the Corporation as defined in Section 2(a)(2) of the Bank Holding Corporation Act of 1956, or any similar successor provision, as in effect at the time of the acquisition; or

(II)	Continuing Directors constitute two-thirds or less of the membership of the Board, whether as the result of a proxy contest or for Any other reason or reasons; or

(III)

Any Person is or becomes the beneficial owner (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding voting securities; or

(IV)	There is consummated a merger or consolidation (or similar transaction) of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (i) a merger or consolidation (or similar transaction) which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) directly or indirectly sixty percent (60%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of the Corporation or such surviving or parent entity outstanding immediately after such merger or consolidation and which would result in those persons who are Continuing Directors immediately prior to such merger or consolidation constituting more than two-thirds (2/3) of the membership of the Board or the board of such surviving or parent entity immediately after, or subsequently at any time as contemplated by or as a result of, such merger or consolidation (or similar transaction) or (ii) a merger or consolidation effected to implement a recapitalization or restructuring of the Corporation or any of its subsidiaries (or similar transaction) in which no Person acquired twenty-five percent (25%) or more the combined voting power of the Corporation’s then outstanding securities; or

(V)	The stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets (or any transaction having a similar effect), other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity in which the holders of the voting securities (entitled to vote generally for the election of directors) of the Corporation immediately prior to such sale of disposition continue to own proportionally and beneficially directly or indirectly sixty percent (60%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of such entity outstanding immediately after such sale or disposition and which would result in those persons who are Continuing Directors immediately prior to such sale or disposition constituting more than two-thirds (2/3) of the membership of the Board or the board of such entity immediately after, or subsequently at any time as contemplated by or as a result of such sale or disposition.

“Board” shall mean the Board of Directors of the Corporation.

2

“Corporation” shall mean BankBoston Corporation and (except in determining whether or not any Change in Control of the Corporation has occurred in connection with such succession) any successor to its business and/or assets which assumes or agrees to continue this Plan, by operation of law or otherwise.

“Continuing Director” shall mean any director (i) who has continuously been a member of the Board of Directors of the Corporation since not later than the date (1) the Corporation enters into any agreement, the consummation of which would result in the occurrence of a Change in Control, (2) the Corporation or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control, or (3) any Person becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act, as amended), directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation’s then outstanding securities (entitled to vote generally for the election of directors), or (ii) who is a successor of a director described in clause (i), if such successor (and any intervening successor) shall have recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

“Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to a registered offering of such securities in accordance with an agreement with the Corporation, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportion as their ownership of stock of the Corporation.

3

Fourth Amendment

To The BankBoston, N.A. Bonus

Supplemental Employee Retirement Plan

The BankBoston, N.A. Bonus Supplemental Employee Retirement Plan is hereby amended, effective January 1, 1997, as follows:

1.	New Section 15 is added to read as follows:

15.	Plan Freeze.

All accruals, deferrals, employer credits, and other credits (except for interest credits) under the Plan shall cease as of January 1, 1997.

IN WITNESS WHEREOF, this Fourth Amendment has been executed by a duly authorized officer of the Company on this 30th day of March, 2001.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ William C. Mutterperl
William C. Mutterperl Executive Vice President, General Counsel and Secretary